UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  April 12, 2007

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

13737 Noel Road

Dallas, Texas  75240

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 12, 2007, Tenet Healthcare Corporation (“Tenet” or the “Company”) issued a press release announcing that John Ellis “Jeb” Bush, former Governor of the State of Florida, had been named to Tenet’s board of directors effective April 11, 2007.  The press release is attached as Exhibit 99.1.

Mr. Bush has consented to stand for election as a director at Tenet’s 2007 Annual Meeting of Shareholders to be held on May 10, 2007 and to serve, if elected.  He currently does not serve on any committees of the board of directors.

Mr. Bush is eligible to participate in all compensation plans applicable to the members of Tenet’s board of directors, as described in the Company’s 2007 Proxy Statement.  Under Tenet’s 2001 Stock Incentive Plan, on the last Thursday of any month in which a new non-employee director is elected to the board, the director receives an automatic restricted stock unit grant equal to four times the then-existing annual director retainer divided by the New York Stock Exchange closing price of Tenet’s common stock on the date of the grant.

The Company is not currently a participant in any transaction, and there are no currently proposed transactions for the Company, in which Mr. Bush and his immediate family members have a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ E. Peter Urbanowicz
E. Peter Urbanowicz
General Counsel
Date: April 16, 2007